                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             QUALITY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                   [QSI LOGO]
                              QUALITY SYSTEMS, INC.
                        17822 EAST 17TH STREET, SUITE 210
                            TUSTIN, CALIFORNIA 92780

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 14, 2000

To The Shareholders of Quality Systems, Inc.

        The Annual Meeting of Shareholders of Quality Systems, Inc. (the "Company") will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Thursday, September 14, 2000, at 2:00 P.M. Pacific Time, for the following purposes:

        1. To elect seven (7) persons to serve as directors of the Company until the next annual meeting. The nominees for election to the Board of Directors are named in the attached Proxy Statement, which is a part of this Notice.

        2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 2001.

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on July 26, 2000, are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

        All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. If you return your proxy card, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                           By Order of the Board of Directors,

                                           QUALITY SYSTEMS, INC.



                                           /s/ Paul Holt
                                           Corporate Secretary

Tustin, California
August 10, 2000

                                   [QSI LOGO]
                              QUALITY SYSTEMS, INC.
                        17822 East 17th Street, Suite 210
                            Tustin, California 92780

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 14, 2000

                             ----------------------

                                 PROXY STATEMENT

                             -----------------------

                             SOLICITATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of Quality Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Thursday, September 14, 2000 at 2:00 P.M. Pacific Time, and at any and all adjournments thereof. All shares represented by each properly executed and unrevoked proxy received in time for the meeting will be voted in the manner specified therein.

        Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by submitting prior to or at the meeting a later dated proxy executed by the person executing the prior proxy, or by attendance at the meeting and voting in person by the person executing the proxy.

        This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the Company's shareholders on or about August 10, 2000. The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. Such further solicitations will be made by the Company's regular employees who will not receive additional compensation for the solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        Only holders of record of the 6,207,966 shares of the Company's Common Stock outstanding at the close of business on July 26, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A majority of the shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All proxies delivered to the Company will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters. The seven nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no practical effect. In matters other than election of directors, assuming that a quorum is present, the affirmative votes of a majority of the shares represented and voting at a meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for approval; in such matters, abstentions and broker non-votes are not counted. Each shareholder will be entitled to one vote, in person or by proxy, for each share of

Common Stock held of record on the record date, except that all shareholders have cumulative voting rights and in the event any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate his or her votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of directors to be elected multiplied by the number of shares such shareholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many nominees (up to the number of persons to be elected) as the shareholder may wish. The proxy being solicited by the Board of Directors confers discretionary authority to cumulate votes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 26, 2000 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's current directors and nominees for director, (iii) each of the Named Executive Officers (as hereinafter defined), and (iv) all current directors and executive officers of the Company as a group:


                                                    NUMBER OF SHARES OF COMMON      PERCENT OF COMMON STOCK
NAME OF BENEFICIAL OWNER (1)                        STOCK BENEFICIALLY OWNED(2)       BENEFICIALLY OWNED(3)
----------------------------                        ---------------------------     ------------------------
Janet Razin and Sheldon Razin                               1,529,720                           24.58%
Ahmed Hussein(4)                                            1,151,400                           18.52%
Lawndale Capital Management, LLC (5)                          621,200                           10.00%
Dimensional Fund Advisors Inc.(6)                             364,000                            5.86%
Patrick Cline                                                 118,325                            1.90%
Greg Flynn                                                     42,355                            *
Donn Neufeld                                                   39,325                            *
Robert McGraw                                                  12,325                            *
Frank C. Meyer                                                 29,200                            *
Mohammed Tawfick El-Bardai                                      6,500                            *
Dale M. Hanson                                                  5,500                            *
William E. Small                                                3,500                            *
Emad A. Zikry                                                   3,000                            *
All directors and executive officers as a group             2,972,600                           47.21%
  (13  persons, including those named above) (7)

-------------

* Less than 1%.

(1) Unless otherwise indicated, the address is c/o Quality Systems, Inc., 17822 East 17th Street, Suite 210, Tustin, California 92780.

(2) Unless otherwise indicated, to the Company's knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Applicable percentage ownership is based on 6,207,966 shares of Common Stock outstanding as of July 26, 2000. Any securities not outstanding but subject to options exercisable as of July 26, 2000 or exercisable within 60 days after such date are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(4) The address for Mr. Hussein is 30 Rockefeller Center, Suite 1936, New York, New York 10112.

(5) As reflected in the Schedule 13 D/A filed August 10, 1999. The Schedule 13 D/A concerns beneficial ownership interests of Lawndale Capital Management, LLC ("Lawndale"), Diamond A Partners, L.P. ("DAP"), Diamond A Investors, L.P. ("DAI") and Andrew E. Shapiro ("Shapiro"). Lawndale is the investment adviser to and general partner of DAP and DAI, which are investment limited partnerships. Shapiro is the sole manager of Lawndale. The Schedule 13 D/A states that Lawndale, DAP, DAI and Shapiro have beneficial ownership of 621,200 shares, 525,300 shares, 95,900 shares and 621,200 shares, respectively. The address for Lawndale, DAP, DAI and Shapiro is One Sansome Street, Suite 3900, San Francisco, California 94104.

(6) As reflected in the Schedule 13G filed February 3, 2000. The Schedule 13G states that Dimensional Fund Advisors Inc. ("Dimensional") furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles (the four investment companies and the investment vehicles are collectively referred to as "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by Portfolios. The Schedule 13G further states that all of the 364,000 shares of the Company's Common Stock reported thereon are owned by the Portfolios and Dimensional disclaims beneficial ownership of all such securities. The Schedule 13G also sets forth that none of the Portfolios to the knowledge of Dimensional owns individually more than 5% of the Company's outstanding Common Stock. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Includes shares of Common Stock subject to stock options which were exercisable as of July 26, 2000 or exercisable within 60 days after July 26, 2000, and are, respectively, as follows: Mr. Razin, 9,500 shares; Mr. Hussein, 4,000 shares; Mr. Cline, 5,000 shares; Mr. Meyer, 4,000 shares; Mr. Hanson, 3,000 shares ; Mr. Small, 3,500 shares ; Mr. Zikry, 3,000 shares ; Mr. Flynn, 16,325 shares; Mr. Neufeld, 16,325 shares; and all directors and officers as a group, 83,700 shares.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

        Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of seven directors. Certain information with respect to the seven nominees who will be presented at the Annual Meeting by the Board of Directors for election as directors is set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

        Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the nominees presented below. However, discretionary authority to cumulate votes represented by proxies and to cast such votes for any or all of the nominees named below is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies in accordance with their best judgment for individual nominees in order to assure the election of as many of the nominees to the Board of Directors as possible.

        In the election of directors, assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the meeting will be elected directors. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect upon the election of directors, although proxies specifying "Withhold Authority" will be counted for purposes of determining whether a quorum is present, as will proxies delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.


        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


        Mohammed Tawfick El-Bardai (60) is, and has been since 1995, the Chief Executive Officer of National Telecommunications Corp. Mr. El-Bardai currently serves as a director of National Technology Group, Satellite Equipment Manufacturing Corp, Egyptian Space Communications Corp and EqyNet. Mr. El-Bardai has been a director of Quality Systems, Inc. since 1999.

        Dale M. Hanson (57) is, and has been since 1994, the Chief Executive Officer of American Partners Capital Group, a private investment firm. From 1987 to 1994, Mr. Hanson was the Chief Executive Officer of California Public Employees' Retirement System. Mr. Hanson has been a director of Quality Systems, Inc. since 1999.

        Ahmed Hussein (59) was elected Co-Chairman of the Board of Directors of Quality Systems, Inc. in 1999. He was also elected Lead Director in 1999 in accordance with the new corporate governance provisions adopted in July 1999. Mr. Hussein is, and has been since 1997, the Chairman of the Board of National Investment Company, Cairo, Egypt. Mr. Hussein founded National Investment Company in 1996 and has served as a member of its Board of Directors since its inception. Prior to such time, Mr. Hussein served as Senior Vice President of Dean Witter from 1993 to 1996. Mr. Hussein is a director of the following publicly held Egyptian companies: Nasr City Co., Simo Paper Co. and Nobria Agriculture. Mr. Hussein has been a director of Quality Systems, Inc. since 1999.

        Frank C. Meyer (56) is, and has been since 1988, President of Glenwood Holdings (previously, Glenwood Investment Corporation, which Mr. Meyer co-founded in 1988), a firm which oversees several funds with total assets under management in excess of $800 million and which acts as a venture capital firm with prospective money managers who desire to start hedge funds. Mr. Meyer also served as Chairman of Centurion Trust Company, a trust company that provides custodial services to investors holding portfolios of mutual funds. Mr. Meyer holds an MBA from the University of Chicago. Mr. Meyer has been a director of Quality Systems, Inc. since 1999.

        Sheldon Razin (62) is the founder of the Company and has served as its Chairman of the Board of Directors since the Company's inception in 1974. He served as the Company's Chief Executive Officer from 1974 until April 2000. He also had served until April 2000 as the Company's President since its inception except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as Treasurer from the Company's inception until October 1982. Prior to founding the Company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of the Company's predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin is a member of the board of the Jewish Federation of Orange County and the CEO Technology Advisory Board, Department of Information and Computer Science, University of California, Irvine. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology.

        William E. Small (58) is, and has been since 1996, an independent management consultant providing merger and acquisition advice as well as strategic planning to high technology, information and financial services companies. Mr. Small was Executive Vice President of First Data Investor Services Group from 1993 to 1996, a firm with $300 million in annual revenues which provides services to the mutual fund industry. Previously, Mr. Small served in a variety of senior management roles with companies involved in computer systems consulting and banking and investment activities, including President and Chief Executive Officer of Mellon Financial Services Group. Mr. Small has a B.S. in Electrical Engineering from the United States Naval Academy and an M.S. in Management from the Sloan School at the Massachusetts Institute of Technology. Mr. Small has been a director of Quality Systems, Inc. since 1999.

        Emad A. Zikry (50) is, and has been since 1994, President and Chief Executive Officer of ARM Capital Advisors, LLC. Prior to such time, Mr. Zikry was President and Chief Executive Officer of Kleinwort Benson Investment Management Americas, Inc. since 1993. Mr. Zikry is a director of the Pacific Institute and the Park Avenue Bank. Mr. Zikry has been a director of Quality Systems, Inc. since 1999.

            MEMORANDUM OF UNDERSTANDING RELATING TO DIRECTOR NOMINEES


        On August 6, 1999, the Board of Directors announced that it had reached an understanding with two of the Company's shareholders, Ahmed Hussein and Lawndale Capital Management, LLC, with respect to the composition of the Board of Directors and certain other corporate governance matters. The terms of this understanding were memorialized in a memorandum of understanding, which is set forth below:


        Ahmed Hussein and Lawndale Capital Management, LLC ("Lawndale") are substantial shareholders of Quality Systems, Inc. (the "Company").

        Sheldon Razin, Dr. John Bowers, Gordon Setran and William Bowers (the "Directors") are four of the six Directors of the Company, the other two being Patrick Cline, President of an operating division of the Company, and Janet Razin, Sheldon Razin's wife. The Directors constitute all the members of the Nominating Committee and the Transaction Committee of the Company's Board.

        Mr. Hussein, Lawndale and the Directors believe that a proxy contest for control of the Company will produce an inconclusive result and will lead to continued infighting among shareholder groups and directors and will be destructive of shareholder values. The parties agree that shareholder groups should reconcile their differences by compromise and agreement and accordingly have reached the following understandings:



1. The Board has adopted an amendment of the Bylaws containing corporate governance provisions in the form attached as Exhibit A to this memorandum. [Note: These corporate governance provisions are reprinted at the end of this Proxy Statement.]

2. The Directors, acting as the Nominating Committee, will nominate and recommend to the full Board the following candidates for election at the Annual Meeting:



        Sheldon Razin

        Ahmed Hussein

        Mohammed Tawfick El-Bardai

        Emad A. Zikry

        Dale M. Hanson

        Frank Meyer

        William Small



        Mr. Hussein and Lawndale will support these candidates.

3. Following the annual meeting, Mr. Hussein and Mr. Razin will each recommend to the Board that the Transaction Committee be composed of Ahmed Hussein, Dale M. Hanson, Frank Meyer, and William Small, that the Nominating Committee be composed of Ahmed Hussein, Frank Meyer, William Small, and Mohammed Tawfick El-Bardai and that the Compensation Committee be composed of Ahmed Hussein, Emad A. Zikry, Frank Meyer, and William Small.

4. A Lead Director will be chosen by the Board from among the independent directors. Mr. Razin will recommend to the Board (a) that Mr. Hussein be elected Co-Chairman of the Board, with power to preside at Board meetings in the absence of the Chairman but without executive powers, and (b) that Mr. Hussein be chosen to serve as Lead Director.

5. The Company will immediately commence a search for a new President and Chief Operating Officer.

6. When a candidate acceptable to the Board has been identified and elected to the position of President and Chief Operating Officer, Mr. Razin will continue as Chairman and CEO with the understanding that after six months, if the independent members of the Board deem the new candidate to be ready to become Chief Executive Officer, Mr. Razin will step down as Chief Executive Officer, although continuing as Chairman for a period of two years or such longer period as the Board requests.

7. The parties believe that the corporate governance provisions referred to in Item 1 above afford substantially complete protection to the shareholders and accordingly Lawndale will withdraw all the proposals it has put forward, including the proposal formerly to have been included in the proxy statement and the proposals identified in the letter dated July 15, 1999.

8. Mr. Razin and the Directors will recommend to the Board that the shareholder rights plan be terminated immediately by redemption of the Rights.

9. If any litigation should be initiated by any person based on the understandings set forth in this memorandum or the implementation of such understandings, the parties will use their best efforts to cause the Company to indemnify the parties to this memorandum and the persons designated herein as nominees for election to the Board of Directors, against any damages, costs, expenses and reasonable attorneys' fees incurred in the defense of any such claims or litigation.

10. Any press releases or publicly filed documents referring to the understandings set forth herein will avoid negative characterization of any party or the policies previously followed by any party.

11.     The foregoing understandings will be implemented promptly as follows:



        a.      The Board has adopted the corporate governance provisions.

        b. Adoption of the corporate governance provisions has been publicly announced.

        c.      Nominating Committee nominates the "slate".

        d. Board approves "slate" and authorizes inclusion in the Company's proxy statement for the annual meeting.

        e. Board adopts resolutions for redemption of the Rights under the rights plan.

        f. Public announcement by the Company of selection of Board's candidates, stating that the slate includes candidates proposed by Ahmed Hussein and Lawndale Capital, stating that search for President/COO has been commenced, stating that rights plan is being terminated, and stating that an accord has been reached between the Company's board and the Hussein and Lawndale groups.

        g. Separate, concurrent public announcement by Ahmed Hussein that he supports the slate.

        h. Mr. Hussein, Mr. Razin and Lawndale file appropriate 13D amendments.

                                LEGAL PROCEEDINGS

        On March 23, 1999, a purported class action and derivative complaint entitled IRVING ROSENZWEIG v. SHELDON RAZIN, ET AL. was filed in the Superior Court of the State of California for the County of Orange, in which Mr. Rosenzweig, on behalf of himself and all non-director shareholders, and derivatively on behalf of the Company, alleges that Sheldon Razin, John Bowers, William Bowers, Patrick Cline, Janet Razin and Gordon Setran (all of the foregoing individuals are directors of the Company) breached their fiduciary duties by allegedly entrenching themselves in their positions of control, failing to ensure that third-party offers involving the Company were fully and fairly considered, and/or failing to conduct a reasonable inquiry to assure the maximization of shareholder value. The complaint seeks declaratory and injunctive relief, an accounting of monetary damages allegedly suffered by plaintiff and the purported class, and attorneys' fees. The named directors deny all allegations of wrongdoing made against them in this suit, consider the allegations groundless and without merit, and intend to vigorously defend against the action.

        The parties agreed to a settlement of action and stipulated to a final judgment and order which was entered by the court on May 15, 2000 at which time the action was dismissed. The final judgment and order provided for a dismissal of the action with prejudice, releases given to each of the defendants, and payment of the nominal sum of $100,000 (paid by the Company's Directors and officers Liability Insurance Company) in full settlement of plaintiff's motion for attorney's fees. The settlement further expressly provided that it did not constitute an admission of any liability of defendants, which defendants continue to vigorously deny.

        On April 22, 1997, a purported class action entitled JOHN P. CAVENY v. QUALITY SYSTEMS, INC., ET AL. was filed in the Superior Court of the State of California for the County of Orange, in which Mr. Caveny, on behalf of himself and all others who purchased the Company's Common Stock between June 26, 1995 and July 3, 1996, alleges that the Company, and Sheldon Razin, Robert J. Beck, Gregory S. Flynn, Abe C. LaLande, Donn Neufeld, Irma G. Carmona, John A. Bowers, Graeme H. Frehner, and Gordon L. Setran (all of the foregoing individuals were either officers, directors or both during the period from June 26, 1995 through July 3, 1996), as well as other defendants not affiliated with the Company, violated California Corporations Code Sections 25400 and 25500, California Civil Code Sections 1709 and 1710, and California Business and Professions Code Sections 17200 et. seq., by issuing positive statements about the Company that allegedly were knowingly false, in part, in order to assist the Company and the individual defendants in selling Common Stock at an inflated price in the Company's March 5, 1996 public offering and at other points during the class period. The complaint seeks compensatory and punitive damages in unspecified amounts, disgorgement, declaratory and injunctive relief, and attorneys' fees.

        On January 25, 1999, the court denied plaintiffs' motion to certify the class representative and class legal counsel. Plaintiffs have appealed that decision. On February 25, 2000, the Fourth District Court of Appeals affirmed the order disqualifying the class legal counsel. On May 9, 2000, the Court of Appeals issued its Remittur certifying its decision as final. Plaintiff will seek new class counsel, however, the named defendants will again have the opportunity to oppose class certification.



                 BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

        During the fiscal year ended March 31, 2000, the Board of Directors held seventeen meetings and there were two actions by unanimous written consent. No director, except director Mohammed Tawfick El-Bardai, attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors on which the directors served that were held during the fiscal year.

        The Board of Directors has an Audit Committee which during the fiscal year ended March 31, 2000 consisted of Messrs. Ahmed Hussein, Dale Hanson, Frank Meyer and Emad Zikry, all of whom are non-employee directors of the Company. The duties of the Audit Committee include meeting with the independent public accountants of the Company to review the scope of the annual audit and to review the quarterly and annual financial statements of the Company before the statements are released to the Company's shareholders. The Audit Committee also evaluates the independent public accountants' performance and makes recommendations to the Board of Directors as to whether the independent public accounting firm should be retained by the Company for the ensuing fiscal year. In addition, the Audit Committee reviews the Company's internal accounting and financial controls and reporting systems practices. During the fiscal year ended March 31, 2000, the Audit Committee held four meetings.

        The Board of Directors has a Nominating Committee and a Compensation Committee. The Nominating Committee is responsible for identifying, recommending and nominating candidates to the Board of Directors. The Compensation Committee is responsible for (i) developing policies and practices regarding the compensation of the officers of the Company which are consistent with, and linked to, the Company's strategic business objectives, and (ii) establishing the compensation of the officers. Notwithstanding the foregoing, a member of the Compensation Committee shall be recused from involvement in a matter to be acted upon by the Compensation Committee with regard to the compensation of such member or a relative of such member. Each of the Nominating Committee and Compensation Committee consists of four members, all of whom are current members of the Company's Board of Directors and at least three of whom on each committee shall be independent directors. As of the date of this Proxy Statement, the members of the Nominating Committee are Messrs. Hussein, Meyer, Small and El-Bardai, and the Compensation Committee members are Messrs. Hussein, Zikry, Meyer and Small. The Nominating Committee has not yet determined the procedures for consideration of shareholder suggestions of possible nominees to fill future vacancies on the Board. During the fiscal year ended March 31, 2000, the Nominating Committee and the Compensation Committee held one_and two meetings, respectively.

        The Board of Directors also has a Transaction Committee. The Transaction Committee is responsible for (i) reviewing all related party transactions, (ii) considering and making recommendations to the Company's Board of Directors with respect to all proposals involving (a) a change in control of the Company or (b) the purchase or sale of assets constituting more than 10% of the Company's total assets, and (iii) reviewing all transactions that trigger the Company's Shareholders Rights Plan, if any. The Transaction Committee has four members, all of whom are current members of the Company's Board of Directors and all of whom must be independent directors. The current members of the committee are Messrs. Hussein, Hanson, Meyer and Small. During the fiscal year ended March 31, 2000, the Transaction Committee held no meetings.

         Directors of the Company receive a fee of $2,500 per year for serving on the Board of Directors. Directors who serve on a committee of the Board of Directors receive an additional annual fee of $1,000 and a fee of $250 for each committee meeting attended, together with reasonable expenses of attendance at committee meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Sheldon and Janet Razin , who were officers and employees of the Company, were also members of the Board of Directors during the fiscal year ended March 31, 2000. Sheldon Razin was no longer Chief Executive Officer of the Company as of April 3, 2000. Janet Razin was no longer an employee of the company as of March 31, 2000. No director or executive officer of the Company serves as an officer, director or member of a compensation committee of any other entity for which an executive officer or director thereof is also a member of the Company's Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain compensation information for the three fiscal years ended March 31, 2000, 1999 and 1998, respectively, by the Chief Executive Officer and the four other highest paid executive officers of the Company serving as such at the end of the 2000 fiscal year whose aggregate total annual salary and bonus for such year exceeded $100,000 (the "Named Executive Officers").

                           Summary Compensation Table


                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                                                              AWARDS
                                                                                           ------------           ALL OTHER
                                                                                            SECURITIES          COMPENSATION
                                                                                             UNDERLYING         ------------
       NAME AND PRINCIPAL POSITION              YEAR        SALARY ($)     BONUS ($)       OPTIONS/SARS #)          ($)(1)
       ---------------------------              ----        ----------     ---------       ---------------          ------
Sheldon Razin                                   2000         275,000            --              32,000              3,625
Chief Executive Officer and President           1999         241,667            --                  --              3,240
                                                1998         225,000            --                  --              3,073
Patrick Cline                                   2000         236,421            --              20,000              2,206
Executive Vice President                        1999         185,898            --                  --              1,832
                                                1998         197,703            --                  --              1,977
Greg Flynn                                      2000         180,000        22,500              20,000              2,176
Executive Vice President Corporate Sales        1999         160,000        22,500                  --              1,751
   & Marketing                                  1988         146,693            --               5,100(2)           1,651
Robert McGraw                                   2000         150,000        18,750              10,000              1,839
Vice President Chief Financial Officer          1999         125,000        18,750                  --                151
                                                1998         125,000        18,750               7,650(2)             151
Donn Neufeld                                    2000         164,064            --              20,000              1,791
Vice President Software & Operations            1999         142,000            --                  --              1,551
                                                1998         132,502            --               5,100(2)           1,551


(1) This column reflects amounts attributable to Company contributions to the Company's Deferred Compensation Plan (in the case of Mr. Cline, Clinitec International Inc.'s Retirement Plan with 401(k) features) and income attributable to the provision of additional life insurance for the named individuals. For fiscal year ended March 31, 2000 such amounts were, respectively, as follows: Mr. Razin, $2,801 and $823; Mr. Cline, $2,206 and none; Mr. Flynn, $2,025 and $151; Mr. McGraw, $1,688 and $151; and Mr. Neufeld, $1,641 and $151.

(2) Certain options granted to the following individuals on June 12, 1996 with an exercise price of $27.50 per share were exchanged for new options granted on August 11, 1997 with an exercise price of $7.01 per share: Mr. Flynn exchanged options representing 20,000 shares for new options representing 5,100 shares; Mr. McGraw exchanged options representing 30,000 shares for new options representing 7,650 shares; and, Mr. Neufeld exchanged options representing 20,000 shares for new options representing 5,100 shares.

                             OPTION /SAR INFORMATION



        The following table provides information with respect to option grants in fiscal year 2000 to the named Executive Officers.


                                                                                                     POTENTIAL
                                                                                                REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL
                                                                                                  RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                                                                                  FOR OPTION TERM
                                                                                                         ($)
                                                                                              -----------------------
                      NUMBER OF      PERCENT OF TOTAL
                      SECURITIES         OPTIONS
                      UNDERLYING        GRANTED TO        EXERCISE OR
                       OPTIONS          EMPLOYEES IN       BASE PRICE     EXPIRATION
          NAME        GRANTED (#)      FISCAL YEAR (%)      ($/SHARE)         DATE                 5%            10%
          ----    ------------------------------------------------------------------------         --            ---
Sheldon Razin           30,000              13.62             7.125           7/6/04             59,055       130,497
Sheldon Razin            2,000                .91              7.00          9/17/04              3,868         8,547
Patrick Cline           20,000               9.08              6.25           6/8/04             34,535        76,314
Greg Flynn              20,000               9.08              6.25           6/8/04             34,535        76,314
Robert McGraw           10,000               4.54              6.25           6/8/04             17,268        38,151
Donn Neufeld            20,000               9.08              6.25           6/8/04             34,535        76,314



           The following table provides information on option exercises in fiscal 2000 by the Named Executive Officers and unexercised options held by them at the close of such fiscal year. No Named Executive Officer exercised any stock appreciation rights during fiscal 2000 or held any stock appreciation rights at the end of such fiscal year nor did any of the Named Executive Officers hold any unexercised, in-the-money stock options or stock appreciation rights at the end of such fiscal year.



                                                NUMBER OF SECURITIES UNDERLYING
                                             UNEXERCISED OPTIONS AT MARCH 31, 2000(#)
                          SHARES             ----------------------------------------
                        ACQUIRED ON        VALUE
         NAME           EXERCISE (#)     REALIZED ($)       EXERCISABLE        UNEXERCISABLE
         ----           ------------     ------------       -----------        -------------
Sheldon Razin                --               --                2,000              30,000
Patrick Cline                --               --                   --              20,000
Greg Flynn                   --               --               10,050              25,050
Robert McGraw                --               --               11,325              16,325
Donn Neufeld                 --               --               10,050              25,050

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

        The Company does not have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

        The Board of Directors, as the administrator of the Company's 1989 Stock Option Plan and 1998 Stock Option Plan, has the discretion to accelerate any outstanding options held by the Named Executive Officers in the event of an acquisition of the Company by a merger or asset sale in which the outstanding options under each such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

        The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

        The Company pays competitively. The Company is committed to providing a pay program that helps attract and retain highly qualified people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

        The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by the Board of Directors (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the case of all other executive officers) by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by quantitatively and qualitatively reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

        The Company strives for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual with the compensation paid to other executives both inside the Company and at comparable companies.

        The Company believes that employees should understand the performance evaluation and pay administration process. The process of assessing performance is as follows--

        1. At the beginning of the performance cycle, the Chief Executive Officer or other evaluating manager sets objectives and key goals.

        2. The evaluating manager gives the employee ongoing feedback on performance.

        3. At the end of the performance cycle, the manager objectively and subjectively evaluates the accomplishment of objectives/key goals.

        4. The manager compares the results to the results of peers within the Company.

        5. The evaluating manager communicates the comparative results to the employee.

        6. The comparative results affect decisions on salary and, if applicable, bonus and, if applicable, stock options.

COMPENSATION VEHICLES

        The Company has had a long and successful history of using a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees.

        The vehicles are:

        Salary. The Company sets base salary for employees other than the Chief Executive Officer by reviewing the base salary for competitive positions in the market. Mr. Razin's base salary was determined by the Board of Directors based on this comparison and on the Board's subjective assessment of his overall performance. Effective December 1, 1998, the Board approved a salary increase for Mr. Razin of $50,000 per year. Because of Mr. Razin's ownership of a substantial portion of the Company's outstanding Common Stock, the Board has historically not offered regular salary increases or incentives to Mr. Razin, and consequently his salary has been adjusted only infrequently and incrementally.

        Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Company grants stock options annually to a broad-based population. All stock option grants are made by the Board of Directors. Stock options generally are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant with vesting periods ranging up to four years (The majority of which vest in equal annual installments over a four-year period).

                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

                            Ahmed Hussein                 Frank Meyer

                            William Small                 Emad Zikry

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the directors and officers of the Company and any person who owns more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a).

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended March 31, 2000, its officers, directors and greater than 10% shareholders complied with all filing requirements applicable to such persons.

                        FIVE-YEAR PERFORMANCE COMPARISON

        The following graph compares the cumulative total returns of the Company's Common Stock(1), the Total Return Index for The Nasdaq Stock Market, and the Nasdaq Computer & Data Processing Services Stock Index over the five-year period ended March 31, 2000 assuming $100 was invested on April 1, 1995 with all dividends, if any, reinvested.



                                                     CUMULATIVE TOTAL RETURN
                                       ---------------------------------------------------
QUALITY SYSTEMS, INC.                  100.00  704.00   232.00  238.00    120.00    488.00
NASDAQ STOCK MARKET (U.S.)             100.00  135.79   150.95  228.99    309.19    574.68
NASDAQ COMPUTER & DATA PROCESSING      100.00  141.63   154.98  270.96    441.53    797.02


(1) The last trade price of the Company's Common Stock on each of March 31, 1996, 1997, 1998, 1999 AND 2000 was published by The Nasdaq Stock Market and, accordingly for the periods ended March 31, 1996, 1997, 1998, 1999 and 2000, the reported last trade price was utilized to compute the total cumulative return for the Company's Common Stock for the respective periods then ended.

                              CERTAIN TRANSACTIONS

        On May 15, 1997, the Company acquired substantially all of the assets of MicroMed Healthcare Information Systems, Inc. ("MicroMed"), a developer and marketer of proprietary information systems utilizing a graphical user interface client-server platform for medical group practices, for $10.5 million. The purchase price consisted of an initial cash payment of $4.8 million paid upon the May 1997 closing of the transaction with an additional payment of $5.7 million paid on June 29, 1998. The additional payment consisted of $3.8 million in cash and 245,454 shares of the Company's Common Stock valued at $1.8 million, or $7.48 per share. The shares of Common Stock could not be sold or otherwise transferred in any manner until June 1999. In connection with the May 1997 asset purchase transaction, Mr. Stephen Puckett, a co-founder, President and Chairman of the Board of MicroMed, became Executive Vice President of the Company. On the closing date of the asset purchase transaction, Mr. Puckett had a 37.5% ownership interest in MicroMed. Mr. Puckett resigned as an officer and employee of the Company effective May 15, 1999.

        David Razin, who is Vice President Business Development of the Company, is the son of Sheldon Razin. The Company paid David Razin $155,000 in salary during the fiscal year ended March 31, 2000. The Company granted 20,000 stock options with an exercise price of $6.25 per share expiring on June 8, 2004 to David Razin during fiscal 2000.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 2)

        The Board of Directors of the Company appointed the firm of Deloitte & Touche LLP as its independent public accountants for the fiscal year ended March 31, 2000. The Board of Directors of the Company has also appointed Deloitte & Touche LLP to serve again as the Company's independent public accountants for the fiscal year ending March 31, 2001, subject to ratification by the holders of a majority of the shares represented either in person or proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants, the selection of another independent public accounting firm will be considered by the Board of Directors.

        Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives of Deloitte & Touche LLP also will have the opportunity to make a formal statement, if they so desire.

                                  ANNUAL REPORT

        The Company's Annual Report containing audited financial statements for the fiscal years ended March 31, 2000 and 1999 accompanies this Proxy Statement but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                            PROPOSALS OF SHAREHOLDERS

        Pursuant to Rule 14a-8 of the Securities and Exchange Commission, proposals by shareholders which are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's next Annual Meeting must be received by the Company by April 12, 2001, in order to be considered for inclusion in the Company's proxy materials. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. For all other proposals by shareholders (including nominees for director) to be timely, a Shareholders' Notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty days nor more than one hundred twenty days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy days notice or a prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. The Shareholder Notice must also comply with certain other requirements set forth in the Company's Bylaws, a copy of which may be obtained by written request delivered to the Company's Secretary.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

                                            By Order of the Board of Directors

                                            QUALITY SYSTEMS, INC.


                                            /s/ Paul Holt
                                            Corporate Secretary

Tustin, California
August 10, 2000


        SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO: INVESTOR RELATIONS, QUALITY SYSTEMS, INC., 17822 EAST 17TH STREET, SUITE 210, TUSTIN, CALIFORNIA 92780 OR CALL (714) 731-7171.

                              QUALITY SYSTEMS, INC.



                         CORPORATE GOVERNANCE PROVISIONS


1. At least three-quarters of the members of the board of directors (the "Board") shall be independent. For purposes of any action of the Board, at least one-half of the directors present and eligible to vote must be independent.

        An independent director means a person who:

        (a) has never been an employee of the Company or any of its subsidiaries.
        (b) provides no services to the Company or to the Chief Executive Officer or senior management of the Company as an adviser, consultant or otherwise.
        (c) is not employed by an entity which provides services to the Company or to the Chief Executive Officer or senior management of the Company as an adviser, consultant or otherwise.
        (d) is not affiliated with a significant customer or supplier of the Company ("significant" means more than 1% of annual sales).
        (e) has not had, during the past two years, any interest in any significant transaction, or any business or financial relationship, with the Company or an affiliate of the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission.
        (f) is not a relative of an executive officer or director of the Company.
        (g) receives no compensation from the Company other than director's fees.
        (h) does not personally receive and is not an employee, director, or trustee of a foundation, university, or other institution that receives grants or endowments from the Company that are material to the Company or to either the recipient and/or the foundation, university or institution.
        (i) is not employed by an entity of which (i) an executive officer of the Company serves as a director or trustee, or (ii) a director of the Company serves in a senior executive capacity.

2. There shall be an Audit Committee of the Board, composed entirely of independent directors, which shall oversee the Company's financial reporting process and internal controls, review compliance with laws and accounting standards, recommend the appointment of public accountants, and provide a direct channel of communication to the Board for public accountants, internal auditors and finance officers.

3. There shall be a Nominating Committee of the Board, composed entirely of independent directors, which shall be responsible for the evaluation and nomination of Board members.

4. There shall be a Compensation Committee of the Board, composed entirely of independent directors, which shall be responsible for (i) ensuring that senior management will be accountable to the Board through the effective application of compensation policies, and (ii) monitoring the effectiveness of both senior management and the Board (including committees thereof). The Compensation Committee shall establish compensation policies applicable to the Company's executive officers. A fair summary of such policies and the relationship of corporate performance to executive compensation, including the factors and criteria upon which the Chief Executive Officer's compensation was based, shall be disclosed to shareholders in the Company's proxy statement for the annual meeting.

5. There shall be a Transaction Committee of the Board, composed entirely of independent directors, which shall be responsible for reviewing all related-party transactions involving the Company, and considering and making recommendations to the full Board with respect to all proposals involving (i) a change in control, or (ii) the purchase or sale of assets constituting more than 10% of the Company's total assets. Additionally, the Transaction Committee shall be responsible for reviewing all transactions or proposed transactions that trigger the Company's Shareholder Rights Plan, if any.

6. If at any time the Chairman of the Board shall be an executive officer of the Company, or for any other reason shall not be an independent director, a non-executive Lead Director shall be selected by the independent directors. The Lead Director shall be one of the independent directors, shall be a member of the Audit Committee and of the Executive Committee, if there is such a committee, and shall be responsible for coordinating the activities of the independent directors. He shall assist the Board in assuring compliance with these corporate governance procedures and policies, and shall coordinate, develop the agenda for, and moderate executive sessions of the Board's independent directors. Such executive sessions shall be held immediately following each regular meeting of the Board, and may be held at other times as designated by the Lead Director. The Lead Director shall approve, in consultation with the other Independent Directors, the retention of consultants who report directly to the Board. If at any time the Chairman of the Board is one of the independent directors, then he or she shall perform the duties of the Lead Director.

7. The foregoing provisions are adopted as part of the Bylaws of the Company and cannot be amended or repealed without either (a) approval by the shareholders of the Company, or (b) approval by a two-thirds majority of all the authorized number of directors of the Company including two-thirds of the independent directors, and cannot be amended or repealed prior to the 1999 Annual Meeting of the Company. Any inconsistent provisions of the Bylaws are hereby modified to be consistent with these provisions. The foregoing provisions, insofar as they establish eligibility to serve as a director or as a committee member, shall not have the effect of removing any director or committee member from office but shall be given effect at the next election of directors and the next selection of committee members, as the case may be, in calendar year 1999 and thereafter. The foregoing provisions shall not be construed to limit or restrict the effective exercise of statutory cumulative voting rights by any shareholder, but the Nominating Committee shall not nominate candidates for election to the Board except as may be consistent with such provisions, and no corporate funds may be expended for the solicitation of proxies which are inconsistent with the foregoing provisions.

                              QUALITY SYSTEMS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned appoints Pat Cline and Paul Holt, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of any class of Quality Systems, Inc. ("QSI") held of record by the undersigned as of July 26, 2000, at the Annual Meeting of Shareholders of QSI to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on September 14, 2000 at 2:00 p.m. local time, and at all adjournments thereof, (the "Annual Meeting") upon the following matters, which are described in QSI's Proxy Statement for the Annual Meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



  Please mark your votes as in this example.
                                                                                       3.   In accordance with the discretion of
              FOR all nominees             WITHHOLD                                         the proxy holder, to act upon all
               listed at right             AUTHORITY                                        matters incident to the conduct of the
             (except as marked to       to vote for all                                     meeting and upon other matters that
              the contrary below)   nominees listed at right                                properly come before the meeting.

                                                                                               FOR     AGAINST     ABSTAIN
                                                                                               [ ]       [ ]         [ ]

1. ELECTION OF                                              NOMINEES:  Mohammed-            THIS PROXY WHEN PROPERLY EXECUTED WILL
   DIRECTORS:        [ ]                     [ ]                                            BE VOTED IN THE MANNER DIRECTED HEREIN
                                                                       Tawfick El-Bardai    BY THE UNDERSIGNED SHAREHOLDER. IF
                                                                                            ANY NOMINEE NAMED ABOVE DECLINES OR IS
                                                                       Dale M. Hanson       UNABLE TO SERVE AS A DIRECTOR, THE
(INSTRUCTIONS:   To withhold authority to vote for any                                      PERSONS NAMED AS PROXIES SHALL HAVE FULL
                 individual nominee, write the nominee's               Ahmed Hussein        DISCRETION TO VOTE FOR ANY
                 name on the lines immediately below)                                       OTHER PERSON WHO MAY BE NOMINATED.
                                                                       Frank C. Meyer
                                                                                            THE SHARES REPRESENTED BY THIS PROXY
--------------------------------------------------------               Sheldon Razin        WILL BE VOTED AS DIRECTED BY THE
                                                                                            SHAREHOLDER ON THE REVERSE SIDE OF THIS
--------------------------------------------------------               William E. Small     PROXY. WHERE NO DIRECTION IS GIVEN, SUCH
                                                                                            SHARES WILL BE VOTED "FOR" THE ELECTION
--------------------------------------------------------               Emad A. Zikry        OF THE DIRECTORS NAMED ON THE REVERSE
                                                                                            SIDE OF THIS PROXY AND "FOR" PROPOSAL
                                                                                            2. THIS PROXY CONFERS DISCRETIONARY
                                                                                            AUTHORITY TO CUMULATE VOTES FOR ANY OR
--------------------------------------------------------                                    ALL OF THE NOMINEES FOR ELECTION OF
                                                                                            DIRECTORS FOR WHICH AUTHORITY TO VOTE
--------------------------------------------------------                                    HAS NOT BEEN WITHHELD.

--------------------------------------------------------                                    PLEASE DATE, SIGN, MAIL AND RETURN THIS
                                                                                            PROXY IN THE ENCLOSED ENVELOPE.

2. For ratification of Deloitte & Touche LLP as QSI's independent public accountants.

           FOR          AGAINST        ABSTAIN
           [ ]            [ ]            [ ]

SIGNATURE(S)                                                                                   DATE
             ---------------------------------------------------------------------------           ---------------------------------

NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.